Exhibit 25.3

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|
___________________________
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
400 South Hope Street Suite 500 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

___________________________
Southern California Edison Company
(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-1240335 (I.R.S. employer identification no.)
2244 Walnut Grove Avenue Rosemead, California (Address of principal executive offices)	91770 (Zip code)
___________________________

Subordinated Debt Securities
(Title of the indenture securities)

Exhibit 25.3

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1.    General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.

16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

Exhibit 25.3

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

Exhibit 25.3

SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 23rd day of July, 2018.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By: /s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

Exhibit 25.3

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business March 31, 2018, published in accordance with Federal regulatory authority instructions.

Exhibit 25.3

		Dollar Amounts in thousands
ASSETS
Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin		3,649
Interest-bearing balances		432,247
Securities:
Held-to-maturity securities		0
Available-for-sale securities		593,024
Equity securities with readily determinable
fair values not held for trading		0
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases,
held for investment	0
LESS: Allowance for loan and
lease losses	0
Loans and leases held for investment
net of allowance	0
Trading assets		0
Premises and fixed assets (including
capitalized leases)		10,325
Other real estate owned		0
Investments in unconsolidated
subsidiaries and associated
companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		17,729
Other assets		123,432
Total assets		$2,036,719

Exhibit 25.3

LIABILITIES

Deposits:
In domestic offices		731
Noninterest-bearing	731
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		226,421
Total liabilities		227,152
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,123,298
Not available
Retained earnings		687,782
Accumulated other comprehensive income		(2,513)
Other equity capital components		0
Not available
Total bank equity capital		1,809,567
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,809,567
Total liabilities and equity capital		2,036,719
I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty     )    CFO

Exhibit 25.3

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President)
William D. Lindelof, Director)    Directors (Trustees)
Alphonse J. Briand, Director)